NATIONAL PENN BANCSHARES, INC.
                            CAPITAL ACCUMULATION PLAN


                                AMENDMENT 1998-1
                           Effective February 25, 1998




         The National Penn Bancshares, Inc. Capital Accumulation Plan (the "Plan") is amended effective February 25, 1998 as follows:

         1. Section 3.5.5(k) is added to read as follows:

                  "(k) Anything in this instrument to the contrary notwithstanding, the Trustee shall exercise voting rights appurtenant to Company Stock in accordance with Section 3.6.6."

         2. Section 3.6.3(c) is amended to change the "." at the end thereof to a ";" and to add a clause at the end thereof to read as follows:

                  "...; provided, however, the Trustee shall exercise voting rights appurtenant to Company stock in accordance with Section 3.6.6."

         3. Section 3.6.6. is added to read as follows:

                  "3.6.6. Notwithstanding any other provision of this Instrument the provisions of this Section shall govern the voting of Company Stock. Each Participant or Beneficiary shall have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Company Stock credited to the Participant's or Beneficiary's Accounts (both vested and unvested) as of the record date. The Participant or Beneficiary shall deliver or communicate directions to the Trustee concerning the voting of Company Stock in writing, or by mailgram or similar means which the Trustee and Plan Administrator approve. These directions shall be held in confidence by the Trustee and shall not be divulged to the Employer or any officer or employee thereof, or any other person. Upon its receipt of the directions, the Trustee shall vote the shares of Company Stock as the Participant or Beneficiary directs. The Trustee shall vote shares of Company Stock credited to a Participant's or Beneficiary's Accounts for which it has received no directions and shares which it holds as of the record date but which have not been allocated as of the record date in the same proportions as the shares for which it receives directions. For example, if 85% of the shares for which the Trustee receives directions vote


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in favor of a proposal, the Trustee shall vote 85% of the shares for which it receives no directions or which have not been allocated as of the record date in favor of the proposal and 15% against the proposal."

         Executed this 25th day of February, 1998.



INVESTORS TRUST COMPANY                    NATIONAL PENN BANCSHARES, INC.
(Trustee)                                   (Employer)



By:                                        By:





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